                                                          Registration No. 333-
     As filed with the Securities and Exchange Commission on March 27, 2002
 =============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MedSource Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
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

     Delaware                         3841                           52-2094496
(State of Incorporation)     (Primary S.I.C. Code Number)  (IRS Employer Identification No.)

                          110 Cheshire Lane, Suite 100
                               Minneapolis, MN 55305
                                 (952) 807-1234
(Address, including zip code and telephone number, of registrant's principal executive offices)
                               Richard J. Effress

              Chairman of the Board of Directors and Chief Executive Officer
                            MedSource Technologies, Inc.
                          110 Cheshire Lane, Suite 100
                            Minneapolis, MN 55305
                               (952) 807-1234
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(Name, address, including zipcode and telephone number, including area code, of agent for service)

                                  Copies to:



      Edward R. Mandell                        Joseph Caffarelli                      Patrick O'Brien
Jenkens & Gilchrist Parker Chapin LLP   Senior Vice President and Chief                Ropes & Gray
   405 Lexington Avenue                       Financial Officer                  One International Place
   New York, NY 10174                    MedSource Technologies, Inc.               Boston, MA 02110
Telephone No.: (212) 704-6000             110 Cheshire Lane, Suite 100         Telephone No.: (617) 951-7000
Telecopier No.: (212) 704-6288              Minneapolis, MN 55305             Telecopier No.: (617) 951-7050
                                          Telephone No.: (952) 807-1234
                                          Telecopier No.: (952) 807-1235
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     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                                      CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                              Proposed Maximum  Proposed Maximum
        Title of Each Class of             Amount to be      Offering Price Per     Aggregate          Amount of
     Securities to be Registered            Registered             Share         Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share        966,000              $12.00           $11,592,000           $1,067
======================================================================================================================
(1)  Includes 126,000 shares of common stock that the underwriters have the option to purchase to cover over allotments, if any.

======================================================================================================================
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

                                     PART II
                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. This registration statement relates to the public offering of common stock of MedSource Technologies, Inc. contemplated in the registration statement on Form S-1 (Registration No. 333-76842) (the "Prior Registration Statement"), and is filed to increase the number of shares of common stock by 966,000 shares, of which 126,000 shares may be sold pursuant to the over-allotment option granted to the underwriters. The contents of the Prior Registration Statement are incorporated herein by reference.

Item 16.      Exhibits.

        All exhibits filed with the registration statement on Form S-1 (Registration No. 333-76842) are incorporated herein by reference and shall be deemed part of this registration statement. The following additional exhibits are filed herewith.

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


         Exhibit
         Number           Description
         ------           -----------

          5.1    Opinion of Jenkens & Gilchrist Parker Chapin LLP as to the legality of the securities being offered
         23.1    Consent of Ernst & Young LLP
         23.2    Consent of Bertram, Vallez, Kaplan & Talbot, Ltd.
         23.3    Consent of James F. Yochum, CPA
         23.4    Consent of PricewaterhouseCoopers LLP
         23.5    Consent of Grant Thornton, LLP
         23.6    Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as
                 Exhibit 5.1)
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                                       II-1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 27th day of March, 2002.



                                              MEDSOURCE TECHNOLOGIES, INC.

                                              By: /s/ Richard J. Effress
                                                  ------------------------------
                                                  Richard J. Effress
                                                  Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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


              Signatures                                     Title                                   Date


 /s/ Richard J. Effress                  Chairman of the Board of Directors and Chief      March 27, 2002
--------------------------------------
          Richard J. Effress             Executive Officer (Principal Executive
                                         Officer)

 /s/ Joseph J. Caffarelli                Senior Vice President and Chief Financial         March 27, 2002
--------------------------------------
         Joseph J. Caffarelli            Officer (Principal Financial Officer and
                                         Principal Accounting Officer)

                                         Director                                          March 27, 2002
--------------------------------------
           Joseph Ciffolillo

                    *                    Director                                          March 27, 2002
--------------------------------------
             John Galiardo

                    *                    Director                                          March 27, 2002
--------------------------------------
              Wayne Kelly

                    *                    Director                                          March 27, 2002
--------------------------------------
            William J. Kidd

                    *                    Director                                          March 27, 2002
--------------------------------------
            T. Michael Long

                    *                    Director                                          March 27, 2002
--------------------------------------
              Ross Manire

                                         Director
              Carl Sloane
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*By:     /s/Joseph J. Caffarelli
    --------------------------------
         Joseph J. Caffarelli
         Attorney-in-fact






                                      II-2